                                                                   EXHIBIT 15.5


                     [DELOITTE & TOUCHE LLP LETTERHEAD]






July 25, 1997

DTE Energy Company and
The Detroit Edison Company
Detroit, Michigan

We have made reviews, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiary companies and of The Detroit Edison Company and subsidiary companies for the three-month and six-month periods ended June 30, 1997 and 1996, as indicated in our report dated July 25, 1997. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated by reference in the following Registration Statements:


                FORM                        REGISTRATION NUMBER
                DTE Energy Company
                Form S-3                    33-57545
                Form S-8                    333-00023

                The Detroit Edison Company
                Form S-3                    33-53207
                Form S-3                    33-64296


We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements listed above which is prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche LLP

Detroit, Michigan